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                                                                  EXHIBIT (h)(3)

                            CALAMOS INVESTMENT TRUST

                Amendment to Fund Accounting Servicing Agreement

      This is an amendment ("Amendment") to the Fund Accounting Servicing Agreement ("Agreement") dated September 1, 2000 by and between Calamos Investment Trust, a Massachusetts business trust and U.S. Bancorp Fund Services, LLC (f/k/a Firstar Mutual Fund Services, LLC, a Wisconsin limited liability company).

      In consideration of the mutual covenants and agreements contained herein, the parties agree to the following amendments to the Agreement:

      1. Exhibit A of the Agreement is hereby changed as follows:

            The Calamos Fund Complex shall mean:

                  Calamos Investment Trust
                        Calamos Growth Fund
                        Calamos Blue Chip Fund
                        Calamos Value Fund
                        Calamos Growth & Income Fund
                        Calamos International Growth Fund
                        Calamos Global Growth & Income Fund
                        Calamos High Yield Fund
                        Calamos Convertible Fund
                        Calamos Market Neutral Fund

                  Calamos Advisors Trust
                        Calamos Growth & Income Portfolio

      All other terms of the Agreement shall remain in full force and effect. If the terms of the Agreement and this Amendment conflict, the terms of this Amendment shall govern.

      Each party represents that the undersigned has full power and authority to execute this Amendment and bind such party according to the terms herein.

Date: ___________

CALAMOS INVESTMENT TRUST                U.S. BANCORP FUND SERVICES LLC

By:_____________________                By:__________________________

Title:__________________                Title:_______________________